EXHIBIT (5)

April 24, 1997

Harleysville Group Inc.
355 Maple Avenue
Harleysville, PA 19438

Re:  Registration Statement on Form S-8 Relating to
     Harleysville Group Inc.'s Equity Incentive Plan

Ladies and Gentlemen:

We have acted as counsel for Harleysville Group Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to an additional 2,000,000 shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), to be issued pursuant to options granted or to be granted, stock appreciation rights granted or to be granted and restricted stock awards granted or to be granted under the Company's Equity Incentive Plan, as amended and restated April 23, 1997 (the "Plan"). We have examined such records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.

Our opinion set forth below is limited to the General Corporation
Law of the State of Delaware.

In our opinion, the shares of the Company's Common Stock to be issued upon the exercise of options granted in accordance with the terms of the Plan, the shares of the Company's Common Stock to be issued upon the exercise of stock appreciation rights granted or to be granted in accordance with the terms of the Plan, and the shares of the Company's Common Stock to be issued pursuant to restricted stock awards granted or to be granted in accordance with the terms of the Plan will be, when issued in accordance with the terms of such awards, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/MORGAN, LEWIS & BOCKIUS LLP